EXHIBIT 10.6

AMENDMENT TO EMPLYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this " Amendment "), dated as of December 17, 2009, is made by and between iPRINT TECHNOLOGIES, LLC, a Delaware limited liability company (" Company ") and CHAD SOLTER (" Employee ").

RECITALS

A.	The parties have entered into that certain EMPLOYMENT AGREEMENT, dated as of October 31, 2008 (the “Employment Agreement”) .
B.	The parties desire to amend the Employment Agreement as set forth below.

     NOW, THEREFORE, in consideration of the foregoing recitals and mutual covenants and conditions contained herein, the parties agree as follows:

AGREEMENT

     1. Definitions . Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

     2. Amendment to Good Reason under Definitions Section (d)(3) . Section (d)(3) entitled “Good Reason” is hereby amended and modified to read in its entirety as follows:

     ”Good Reason " shall mean Employee’s voluntary resignation within ninety (90) days following one or more of the following events occurring without Employee's consent: (A) a material reduction in his base compensation, with 15% or more being deemed to be material for this purpose: (B) a material diminution in his authority, duties or responsibilities, (C) a material relocation of his principal place of employment, with 50 miles or more from Employee's current principal place of business being deemed to be material for this purpose; or (D) a material breach by the Company of any of its obligations under this Agreement or the occurrence of an Event of Default (as defined in that certain Security Agreement, dated October 31, 2008, entered into between the Company and AMERICAN TONERSERV CORP., a Delaware corporation, MTS PARTNERS, INC. (fka iPRINT TECHNOLOGIES, INC.), a California corporation and other parties, and as thereafter amended); provided, however, that none of the foregoing events shall constitute grounds for a termination for Good Reason unless Employee first provides written notice to the Company describing the applicable event.”

     3. Except as expressly amended hereby, the Employment Agreement shall remain unchanged. The Employment Agreement, as amended hereby, shall remain in full force and effect. From and after the date of this Amendment, references to the

Employment Agreement shall be deemed to refer to the Employment Agreement as amended hereby.

     4. Headings . The titles and subtitles used in this Amendment are used for convenience only and shall not be considered in construing or interpreting this Amendment.

     5. No Third Party Beneficiaries . Except as expressly provided herein, nothing in this Amendment, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Amendment.

     6. Counterparts and Signature Pages . This Amendment may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the parties. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement effective as of the date first set forth above.

EMPLOYEE:	COMPANY:

By: /s/ Chad Solter	iPRINT TECHNOLOGIES, LLC
Chad Solter	a Delaware limited liability company

	By:	AMERICAN TONERSERV CORP. ,
a Delaware corporation
	Its:	Managing Member

		By:	/s/ Chuck Mache
Chuck Mache,
		Its:	President and CEO